UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2017, Heritage Insurance Holdings, Inc. (the “Company”) completed the acquisition of all of the outstanding capital stock of NBIC Holdings, Inc. (“NBIC”), the parent company of Narragansett Bay Insurance Company, a leading specialty underwriter of personal residential insurance products and services in several states along the Eastern seaboard. The acquisition resulted in NBIC becoming a wholly-owned subsidiary of the Company (the “NBIC Acquisition”). The Company completed the NBIC Acquisition pursuant to the previously disclosed Agreement and Plan of Merger, dated as of August 8, 2017, by and among the Company, Gator Acquisition Merger Sub, Inc., NBIC and PBRA, LLC, in its capacity as Stockholder Representative (the “Merger Agreement”).

The purchase price for the NBIC Acquisition consisted of $210 million in cash, plus 2,222,215 shares of the Company’s common stock (the “Stock Consideration”), subject to a post-closing book value adjustment. The value of each share of the Company’s common stock was based on the volume-weighted average price of the Company’s common stock during the five business-day period ending on November 29, 2017. The Stock Consideration was issued at closing in an exempt private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. On December 1, 2017, the Company filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) providing for the registered resale of the Stock Consideration. In accordance with the Merger Agreement, 687,802 shares from the Stock Consideration were placed into an escrow account to secure any amounts payable pursuant to the post-closing book value adjustment provisions.

The cash portion of the purchase price for the NBIC Acquisition was financed in part through the proceeds of its previously announced offering of its 5.875% Convertible Senior Notes due 2037.

On November 30, 2017, the Company issued a press release announcing the closing of the NBIC Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is hereby incorporated by reference into this Item 3.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on December 1, 2017. The matter that was voted on at the Special Meeting and the final voting results as to such matter are set forth below.

Proposal No. 1: To approve, as Required by Rule 312 of the New York Stock Exchange Listed Company Manual, the Issuance of the Company’s Common Stock Upon Conversion of the Company’s 5.875% Convertible Senior Notes due 2017.

The issuance of the Company’s common stock upon conversion of the Company’s 5.875% Convertible Senior Notes due 2017 was approved as follows:

FOR	AGAINST	ABSTAIN
15,663,828	89,635	243,243

Item 9.01	Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired. The Company intends to file with the SEC the financial statements required by Item 9.01(a) within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(b) Pro forma financial information. The Company intends to file with the SEC the pro forma information required by Item 9.01(b) within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated November 30, 2017, relating to the NBIC Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: December 6, 2017	By:	/s/ Bruce Lucas
Bruce Lucas
Chairman & Chief Executive Officer